UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2019

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Chesterbrook Boulevard, Suite 300,

Berwyn, Pennsylvania 19312

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	TSE	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Departure of Directors or Certain Officers

The vice president, controller and principal accounting officer of Trinseo S.A. (the “Company”), Ryan Leib, will transition to the role of vice president and treasurer effective July 1, 2019.

(c)        Appointment of Certain Officers

On April 30, 2019, the Company appointed Bernard Skeete, age 46, vice president, controller and principal accounting officer of the Company effective July 1, 2019.  Mr. Skeete joined the Company in October 2016 as chief audit executive with responsibility for the Company’s internal audit and enterprise risk management functions. Mr. Skeete joined the Company from Comcast Cable, where he served as executive director of financial operations from April 2015 to October 2016.  Beginning in November 2006, Mr. Skeete held various positions in corporate audit, controllers and financial planning and analysis with the Campbell Soup Company, with his last position being a senior manager of financial planning & analysis and supply chain from December 2012 to April 2015. Mr. Skeete holds a Bachelor’s degree in Accounting from St. Joseph’s University and is a certified public accountant and a chartered global management accountant.

No family relationship exists between Mr. Skeete and any of the Company’s directors or other executive officers.  Since January 1, 2018, Mr. Skeete has not engaged, and does not plan to engage, in any transaction with the Company or its subsidiaries, in an amount that exceeds $120,000, in which he had or will have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO S.A.

	By:	/s/ Angelo N. Chaclas
	Name:	Angelo N. Chaclas
	Title:	Senior Vice President, Chief Legal Officer, Chief Compliance Officer & Corporate Secretary

Date: May 6, 2019